PROXY

                              VERSANT CORPORATION
                              6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Nick Ordon and Gary Rhea, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Versant Corporation ( the "CORPORATION") held of record by the undersigned on April 28, 2000, at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, June 22, 2000, and at any adjournment or postponement thereof.

         This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Directors nominees, FOR Proposals 2 and 3 and in accordance with the judgement and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(C) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   --------------                                          -------------
         SEE        CONTINUED AND TO BE SIGNED AND DATED        SEE
       REVERSE                    ON REVERSE SIDE             REVERSE
        SIDE                                                    SIDE
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

                                                              PLEASE MARK
                                                                VOTES AS   [X]
                                                                 IN THIS
                                                                EXAMPLE.

The Board of Directors recommends that you vote FOR the election of the five nominees and FOR proposals 2 and 3.

                               FOR              WITHHOLD
                           ALL NOMINES      FROM ALL NOMINES                                              FOR    AGAINST   ABSTAIN
1. ELECTION OF DIRECTORS.      [ ]                 [ ]      2. Ratify and approve amendments to the       [ ]      [ ]       [ ]
                                                               Company's 1996 Equity Incentive Plan
  Nominees: David Banks, Nick Ordon,                           made by the Board of Directors to increase
  Bernhard Woebker, William H. Delevati                        the number of shares of common stock
  and William R. Shellooe                                      reserved for issuance thereunder by an
                                                               aggregate of 1,000,000 shares.

To withhold authority to vote for any
individual nominee, write that nominee's
name in the space provided below:
                                                            3. Ratification of the appointment of         FOR    AGAINST   ABSTAIN
                                                               Arthur Andersen LLP as the Company's       [ ]      [ ]       [ ]
                                                               independent auditors for 2000.

                                                               Mark here for address change and note
                                                               below.                                     [ ]

                               WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                               Printed Name:
                                            ------------------------------------


Signature(s)                                              Date
            ----------------------------------------------     -----------------
This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duty authorized person executing on behalf of the partnership.

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